As filed with the Securities and Exchange Commission on August 28, 2026

Registration No. 333-278884

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZEROSTACK CORP.

(Exact Name of Registrant as Specified in Its Charter)

Texas	98-1956033
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2626 Cole Ave, Suite 300

Dallas, TX

Tel: (956)-923-4188

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C T Corporation System
1999 Bryan Street, Suite 900
Dallas, TX 75201-3136

Tel: (214) 979-1172

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:

Richard Raymer

Nicholas Arruda

Dorsey & Whitney LLP

TD Bank Tower

66 Wellington Street West, Suite 3400

Toronto, ON M5K 1E6, Canada

(416) 367-7370

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-3 (this "Amendment") is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), by ZeroStack Corp., as a Texas corporation (the "Company"), as successor issuer to the Company as an Ontario corporation.

On August 18, 2026 at 4:05 p.m. Eastern Daylight Time (the “Effective Time”), ZeroStack Corp. (the “Company” or the “Registrant”) changed its jurisdiction of incorporation from the Province of Ontario, Canada, to the State of Texas pursuant to a plan of conversion (the “Continuance”). The Continuance was approved by the Company’s shareholders in accordance with the corporate laws of Ontario, Canada at an annual and special meeting of shareholders held on July 20, 2026. As a result of the Continuance, among other things, the affairs of the Registrant ceased to be governed by the Business Corporations Act (Ontario) and became subject to the Texas Business Organizations Code, as amended (the “TBOC”); the articles of incorporation of the Company, as amended, that were in effect immediately prior to the Continuance were replaced by a new certificate of formation (the “Certificate of Formation”) filed with the Secretary of State of the State of Texas and filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 18, 2026; Bylaw No. 1-A of the Company that was in effect immediately prior to the Continuance was replaced by the Registrant’s Texas bylaws filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2026 (the “Texas Bylaws”); and each common share, no par value, of the Registrant as an Ontario Corporation was converted into a share of common stock, par value $0.0001 per share, of the Registrant as a Texas corporation (the “Common Stock”). As a result of the Continuance and the change in the Company’s jurisdiction of incorporation, the Company, now as a Texas corporation, is the successor issuer of the Company, previously as an Ontario corporation, under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Amendment pertains to the Registration Statement on Form S-3 (Registration No. 333-278884) filed by the Company with the SEC on April 23, 2024 and declared effective by the SEC on May 2, 2024 (the "Legacy Registration Statement"). The Company hereby expressly ratifies the Legacy Registration Statement as its registration statement for all purposes of the Securities Act and the Exchange Act. The Legacy Registration Statement, as amended by this Amendment, is referred to as the "Registration Statement".

For purposes of the Registration Statement, as of any time prior to the Effective Time, references to “ZeroStack,” the “Company,” “we,” “us,” “our” and similar terms reference the Company as an Ontario corporation and its consolidated subsidiaries and, as of any time after the Effective Time, reference the Company as a Texas corporation and its consolidated subsidiaries.

The prospectus contained in the Legacy Registration Statement incorporates by reference all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the Legacy Registration Statement and the Registration Statement will incorporate by reference all documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and following the date of this Amendment. Before the Effective Time, the prospectus contained in the Legacy Registration Statement and the documents incorporated by reference in the Legacy Registration Statement do not reflect changes in the Company’s jurisdiction, legal entity type and capital stock, among other things, resulting from the Continuance. With respect to such information, or any other information contained or incorporated by reference in the Legacy Registration Statement that is modified by information subsequently incorporated by reference in the Registration Statement, the statement or information previously contained or incorporated in the Legacy Registration Statement will also be deemed modified or superseded in the same manner.

No additional securities are being registered under the Registration Statement and the applicable registration fees were paid at the time of the original filing of the Legacy Registration Statement. This Amendment consists only of this explanatory note and revised versions of the following parts of the Legacy Registration Statement: Part II, the exhibits filed with this Amendment and the signatures. Accordingly, except as provided in this Amendment, the Legacy Registration Statement and prospectus therein remain unchanged in all other respects.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The information set forth in this item is incorporated by reference from Item 14 of the Legacy Registration Statement on Form S-3, File No. 333-278884, effective as of May 2, 2024.

Item 15. Indemnification of Directors and Officers

Under the TBOC, the certificate of formation of a corporation may provide that a director or officer of the corporation is not liable, or is liable only to the extent provided by the certificate of formation, to the corporation or its shareholders for monetary damages for an act or omission by the person in the person's capacity as a director or officer. However, the TBOC does not authorize elimination or limitation of liability to the extent the director or officer is found liable under applicable law for:

  any breach of the director's or officer's duty of loyalty to the corporation or its shareholders;
  any act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or that involves intentional misconduct or a knowing violation of law;
  any transaction from which the director or officer receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's duties; or
  an act or omission for which the liability of the director or officer is expressly provided by an applicable statute.

The Registrant’s Certificate of Formation provides that, to the fullest extent permitted by the TBOC from time to time, the Registrant’s directors and officers are not liable to the Registrant or its shareholders for monetary damages for an act or omission by any such person in such person’s capacity as a director or officer.

The TBOC provides that a corporation must indemnify a director or former director against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a director, or is or was serving as a representative of another enterprise or organization or an employee benefit plan while serving as a director, if the director or former director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors where indemnification is not mandated by the TBOC; however, such permissive indemnification is subject to certain limitations and the director satisfying specified standards of conduct. The TBOC also provides that officers must be indemnified to the same extent as directors are required to be indemnified under the TBOC and that a court may also order indemnification under various circumstances. In addition, the TBOC permits indemnification in certain circumstances in which the Registrant would not otherwise have the power to do so under the provisions of the TBOC or the Registrant's charter or bylaws if that indemnification is approved by the Registrant's shareholders.

The Registrant’s Certificate of Formation provides that, to the fullest extent permitted by the TBOC, the Registrant shall have the power to indemnify any person made or threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director, officer, employee, agent or other representative of the Registrant, any predecessor of the Registrant or any subsidiary or affiliate of the Registrant, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Company.

The Registrant’s Texas Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, agent or other representative of another corporation or other enterprise or organization, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Registrant or in any other capacity while serving as a director or officer of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the TBOC against all expenses, liability and loss reasonably incurred by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Company and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The Registrant’s Texas Bylaws also provide that the audit committee of the Registrant’s board of directors may, but is not required to, cause the Registrant to pay expenses incurred in defending any such proceeding in advance of its final disposition, provided that, if the TBOC requires, expenses shall be advanced only after delivery to the Registrant of (a) a written affirmation of the indemnitee's good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (b) a written undertaking to repay all amounts so advanced if it is ultimately determined by final judicial determination that such indemnitee has not met the standard necessary for indemnification under the TBOC.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons, the Registrant has been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The TBOC permits the Registrant to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person's status in such capacity. Pursuant to this authority, the Registrant maintains such insurance for the officers, employees, directors and agents of the Registrant and its subsidiaries.

Item 16. Exhibits

Exhibit Number	Description
4.1*	Form of Unit Warrant (incorporated by reference to Exhibit 4.5 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form F-1, filed with the SEC on November 16, 2021).

4.2*	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 6-K, filed with the SEC on December 13, 2022).

4.3*	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 6-K, filed with the SEC on December 13, 2022).

4.4*	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.5*	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.6*	Form of Warrant Amendment (incorporated by reference to Exhibit 10.3 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 21, 2023).

4.7	Form of Promissory Note of ZeroStack Corp.'s (formerly, "Flora Growth Corp."), dated January 30, 2025 (incorporated by reference to Exhibit 10.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on February 5, 2025).

4.8	Form of Pre-funded Warrant dated May 2, 2025 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on May 2, 2025).

4.9	Form of Pre-funded Warrant dated September 19, 2025 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.10	Form of Common Warrant dated as of September 19, 2025 (incorporated by reference to Exhibit 4.2 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.11	Form of Convertible Note dated as of September 19, 2025 (incorporated by reference to Exhibit 4.3 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.12	Form of Convertible Note dated as of September 22, 2025 (incorporated by reference to Exhibit 4.4 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on September 23, 2025).

4.13	2022 Incentive Compensation Plan, as amended on June 6, 2023, August 14, 2024, June 30, 2025, December 19, 2025 and July 20, 2026 (incorporated by reference to Exhibit 4.1 of ZeroStack Corp.'s (formerly, "Flora Growth Corp.") Form 8-K filed with the SEC on July 20, 2026).

4.14	Form of Pre-funded Warrant dated August 19, 2026 (incorporated by reference to Exhibit 10.2 of ZeroStack Corp.’s Form 8-K filed with the SEC on August 19, 2026).

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Davidson & Company LLP, independent registered certified public accounting firm (PCAOB ID# 731).

23.2	Consent of Dorsey & Whitney LLP (contained in legal opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table

__________________

* Previously filed.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on this 28th day of August, 2026.

ZeroStack Corp.

By:	/s/ Dany Vaiman
Name: Dany Vaiman
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Reis-Faria and Dany Vaiman and each of them such person's true and lawful attorney-in-fact and agent, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Reis-Faria	Chief Executive Officer	August 28, 2026
Daniel Reis-Faria	(Principal Executive Officer)

/s/ Dany Vaiman	Chief Financial Officer	August 28, 2026
Dany Vaiman	(Principal Financial and Accounting Officer)

/s/ Michael Heinrich	Executive Chairman	August 28, 2026
Michael Heinrich

/s/ Edward Woo	Director	August 28, 2026
Edward Woo

/s/ Manfred Leventhal	Director	August 28, 2026
Manfred Leventhal

/s/ Laurence Zeifman	Director	August 28, 2026
Laurence Zeifman